Exhibit 23.1

                        Consent of Deloitte & Touche LLP.

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-35535 of Sun Bancorp, Inc. on Form S-1 of our report dated January 31, 1997 (April 9, 1997 as to Note 19, and September 25, 1997 as to the effects of the stock split described in Note 2), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Deloitte & Touche, LLP



DELOITTE & TOUCHE, LLP
Philadelphia, Pennsylvania


October 20, 1997